EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 14, 2003 (except as to Note 13, which is as of February 27, 2004) relating to the financial statements of Gryphon Exploration Company, which appears on page 90 in Cheniere Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading Experts in such Registration Statement.

/s/ KPMG LLP

KPMG LLP

April 6, 2004

Houston, Texas